Globe Specialty Metals Reports Increased Earnings and Margin Expansion
 In Second Quarter Fiscal 2015
•	Adjusted EBITDA increased 43% to $37.4 million, from the second quarter of last year and up 8% from the prior quarter
•	Adjusted EBITDA Margin increased 29% to 18.9%, from the second quarter of last year and up by 2.1% from the prior quarter
•	Adjusted diluted earnings per share attributable to GSM increased 62% to $0.21, from the second quarter of last year and up 11% from the prior quarter
•	Sales of $198.0 million were 11% higher than the second quarter of last year and down 4% from the prior quarter
•
Converted silicon alloy capacity to more profitable silicon metal, increasing annual silicon metal capacity to more than 120,000 mt and moved that silicon alloy production to our South Africa silicon alloys facility, which commenced production in October 2014

•	The Board of Directors authorized an increase in the Quarterly Dividend to $0.08 per share to be paid on March 12, 2015 to Shareholders of Record as of February 26, 2015

MIAMI, February 9, 2015 – Globe Specialty Metals, Inc. (NASDAQ: GSM) (the “Company”) today announced results for the second quarter fiscal 2015 ended December 31, 2014.

Adjusted EBITDA of $37.4 million in the second quarter was up 43% from the second quarter of last year and up 8% compared to the prior quarter, while adjusted diluted earnings per share attributable to GSM for the second quarter were $0.21, up 62% from second quarter of last year and up 11% to the prior quarter.  Adjusted net income of $15.5 million for the second quarter of fiscal 2015 was up 7% compared to the prior quarter.  Reported net income of $10.8 million for the second quarter of fiscal 2015 was down 14% compared to the prior quarter. Net sales of $198.0 million in the second quarter were up 11% from the second quarter of last year and down 4% compared to the first quarter of fiscal 2015.

Excluding certain items, detailed in the table below, adjusted EBITDA was $37.4 million in the second quarter, compared to $26.2 million in the prior year and $34.6 million in the first quarter.  On a reported basis, EBITDA for the second quarter was $30.1 million, compared to $32.9 million in the prior year and $33.2 million in the first quarter of fiscal 2015.

Globe CEO Jeff Bradley commented, “As a result of the strong demand in our key end markets, and as we approached the end of the year in a near sold out position for 2015, we successfully increased our silicon metal production capacity. We completed the proprietary conversion process before the end of December and entered 2015 with more than 120,000 metric tons of annual capacity to enable us to be active on the spot market. We are offsetting the impact to our silicon alloy business of this conversion, with the increasing output of our South African operation“.

Reported Diluted EPS for the second quarter of fiscal 2015 was $0.13 per share, compared to $0.16 per share in the prior quarter and $0.28 per share in the second quarter of fiscal 2014.

Adjusted EBITDA was as follows:

	Second Quarter		Six Months
	FY 2015	FY 2014	FY 2015	FY 2014
Reported EBITDA	$30,137	32,895	$63,333	39,464
Remeasurement of stock option liability	(1,036)	7,825	(3,441)	19,889
Siltech start-up costs	1,178	–	3,060	–
Transaction and due diligence expenses	631	308	1,114	469
Business interruption	899	–	2,352	–
Lease termination	457	–	457	–
Plant relocation	568	–	568	–
Divestiture indemnification payment	4,559	–	4,559	–
Quebec Silicon lockout costs	–	2,290	–	4,898
Quebec Silicon curtailment gain	–	(5,831)	–	(5,831)
Contract acquisition cost	–	14,400	–	14,400
Variable compensation	–	3,885	–	3,885
Bargain purchase gain	–	(29,538)	–	(29,538)
Adjusted EBITDA, excluding above items	$37,393	26,234	$72,002	47,636

Second quarter fiscal 2015 results were negatively impacted by $3.1 million after-tax related to a divestiture indemnification payment, $0.8 million after-tax for expenses related to the start-up of Siltech (acquired November 2013), $0.6 million after-tax related to loss of profits from business interruption at one of our North America plants, $0.4 million for expenses related transaction fees and due diligence expenses, $0.4 million related to a plant relocation, and $0.3 million after tax related to a lease termination.  Second quarter was positively impacted by $0.7 million after-tax due to the re-measurement of stock option liability.

Cash decreased by $1.9 million contributing to the increase in net debt of $3.9 million from the end of the first quarter fiscal 2015 to $15.0 million.  Cash flow from operating activities in the second quarter was $17.9 million, capital expenditures totalled $13.8 million (Siltech was $3.7 million of the total capital expenditures for the quarter), and dividends totalled $5.5 million.  Capital expenditures were primarily related to maintenance.  Net working capital increased $8.0 million in the second quarter as compared to the first quarter primarily due to the conversion of silicon alloys to silicon metals production during the quarter and to the ramping up of South African facility.  Total debt outstanding in the second quarter remained flat to the prior quarter at $125.2 million.  Total cash and cash equivalents and marketable securities were $110.2 million as of December 31, 2014.

Adjusted diluted earnings per share, which excludes the items listed below, were as follows:

	Second Quarter		Six Months
	FY 2015	FY 2014	FY 2015	FY 2014
Reported Diluted EPS	$0.13	0.28	$0.29	0.18
Tax rate adjustment	0.01	0.01	0.03	0.03
Remeasurement of stock option liability	(0.01)	0.07	(0.03)	0.18
Siltech start-up costs	0.01	-	0.03	-
Transaction and due diligence expenses	0.01	-	0.01	-
Business interruption	0.01	-	0.02	-
Plant relocation	0.01	-	0.01	-
Divestiture indemnification payment	0.04	-	0.04	-
Quebec Silicon lockout costs	-	0.02	-	0.04
Quebec Silicon curtailment gain	-	(0.03)	-	(0.03)
Contract acquisition cost	-	0.13	-	0.13
Variable compensation	-	0.04	-	0.04
Bargain purchase gain	-	(0.39)	-	(0.39)
Deferred financing fees write-off	-	-	-	0.03
Adjusted diluted EPS, excluding above items	$0.21	0.13	$0.40	0.21

Adjusted net income attributable to GSM, which excludes the items listed below, was as follows:
	Second Quarter		Six Months
	FY 2015	FY 2014	FY 2015	FY 2014
Reported net income attritbutable to GSM	$9,973	20,768	$21,675	13,916
Tax rate adjustment	549	1,588	2,328	1,930
Remeasurement of stock option liability	(704)	5,321	(2,339)	13,525
Siltech start-up costs	801	-	2,081	-
Transaction and due diligence expenses	429	209	757	318
Business interruption	611	-	1,599	-
Lease termination	311	-	311	-
Plant relocation	386	-	386	-
Divestiture indemnification payment	3,100	-	3,100	-
Quebec Silicon lockout costs	-	1,557	-	3,330
Quebec Silicon curtailment gain	-	(2,022)	-	(2,022)
Contract acquisition cost	-	9,792	-	9,792
Variable compensation	-	2,642	-	2,642
Bargain purchase gain	-	(29,538)	-	(29,538)
Deferred financing fees write-off	-	-	-	2,281
Adjusted net income attritbutable to GSM	$15,456	10,317	$29,898	16,174

Conference Call

Globe will review second quarter fiscal 2015 results during its quarterly conference call on February  10, 2015 at 9:00 AM Eastern Time. The dial-in number for the call is 877-293-5491.  International callers should dial 914-495-8526.  Please dial in at least five minutes prior to the call to register.  The call may also be accessed via an audio webcast available on the GSM website at http://investor.glbsm.com.  Click on the Second Quarter Fiscal 2015 Earnings Call link to access the call.

About Globe Specialty Metals

Globe Specialty Metals, Inc. is among the world’s largest producers of silicon metal and silicon-based specialty alloys, critical ingredients in a host of industrial and consumer products with growing markets.  Customers include major silicone chemical, aluminum and steel manufacturers, auto companies and their suppliers, ductile iron foundries, manufacturers of photovoltaic solar cells and computer chips, and concrete producers.  The Company is headquartered in Miami, Florida.  For further information please visit our web site at www.glbsm.com.

Forward-Looking Statements

This release may contain ''forward-looking statements'' within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as ''anticipates,'' ''intends,'' ''plans,'' ''seeks,'' ''believes,'' ''estimates,'' ''expects'' and similar references to future periods, or by the inclusion of forecasts or projections.  Forward-looking statements are based on the current expectations and assumptions of Globe Specialty Metals, Inc. (the "Company") regarding its business, financial condition, the economy and other future conditions.

Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  The Company's actual results may differ materially from those contemplated by the forward-looking statements.  The Company cautions you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions including, among others, changes in metals prices; increases in the cost of raw materials or energy; competition in the metals and foundry industries; environmental and regulatory risks; ability to identify liabilities associated with acquired properties prior to their acquisition; ability to manage price and operational risks including industrial accidents and natural disasters; ability to manage foreign operations; changes in technology; ability to acquire or renew permits and approvals; and, other factors identified in the Company’s periodic reports filed with the SEC.

Any forward-looking statement made by the Company or management in this release speaks only as of the date on which it or they make it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, unless otherwise required to do so under the law or the rules of the NASDAQ Global Market.

Non-GAAP Measures

EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures.

We have included these measures to provide supplemental measures of our performance which we believe are important because they eliminate items that have less bearing on our current and future operating performance and so highlights trends in our core business that may not otherwise be apparent when relying solely on GAAP financial measures.  Reconciliations of these measures to the comparable GAAP financial measures are provided in the attached financial statements.

CONTACT: Globe Specialty Metals, Inc.

Joe Ragan, 786-509-6925
Chief Financial Officer
Email: jragan@glbsm.com
Or Jeff Bradley, 786-509-6908 Chief Executive Officer Email: jbradley@glbsm.com

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARIES
Condensed Consolidated Income Statements
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013

Net sales	$198,016	206,083	178,406	$404,099	351,400
Cost of goods sold	157,745	168,617	150,713	326,362	302,993
Selling, general, and administrative expenses	23,024	15,565	26,499	38,589	51,637
Contract acquisition cost	-	-	14,400	-	14,400
Curtailment gain	-	-	(5,831)	-	(5,831)
Operating income (loss)	17,247	21,901	(7,375)	39,148	(11,799)
Other income (expense):
Bargain purchase gain	-	-	29,538	-	29,538
Interest income	57	81	4	138	132
Interest expense, net of capitalized interest	(1,130)	(1,243)	(1,050)	(2,373)	(5,928)
Foreign exchange loss	(85)	(905)	(728)	(990)	(1,109)
Other income (expense)	214	575	(3)	789	18
Income before provision for (benefit from) income taxes	16,303	20,409	20,386	36,712	10,852
Provision for (benefit from) income taxes	5,478	7,845	(3,207)	13,323	(5,916)
Net income	10,825	12,564	23,593	23,389	16,768
Income attributable to noncontrolling interest, net of tax	(852)	(862)	(2,825)	(1,714)	(2,852)
Net income attributable to Globe Specialty Metals, Inc.	$9,973	11,702	20,768	$21,675	13,916
Weighted average shares outstanding:
Basic	73,749	73,754	75,267	73,752	75,289
Diluted	73,877	73,897	75,388	73,887	75,377
Earnings per common share:
Basic	$0.14	0.16	0.28	$0.29	0.18
Diluted	0.13	0.16	0.28	0.29	0.18

EBITDA:
Net income	$10,825	12,564	23,593	$23,389	16,768
Provision for (benefit from) income taxes	5,478	7,845	(3,207)	13,323	(5,916)
Net interest expense	1,073	1,162	1,046	2,235	5,796
Depreciation, depletion, amortization and accretion	12,761	11,625	11,463	24,386	22,816
EBITDA	$30,137	33,196	32,895	$63,333	39,464

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	September 30,	December 31,
	2014	2014	2013
Assets
Current assets:
Cash and cash equivalents	$104,533	106,395	158,564
Marketable securities	5,660	7,694	150
Accounts receivable, net	67,644	91,989	70,341
Inventories	117,753	93,293	88,562
Deferred tax assets	484	2,906	17,877
Prepaid expenses and other current assets	22,376	20,116	14,124
Total current assets	318,450	322,393	349,618
Property, plant, and equipment, net	463,091	468,733	459,963
Deferred tax assets	840	334	125
Goodwill	43,343	43,343	43,343
Other intangible assets	477	477	477
Investments in unconsolidated affiliates	5,973	5,973	5,973
Other assets	1,871	1,941	4,385
Total assets	$834,045	843,194	863,884

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$42,546	50,054	40,935
Short-term debt	72	58	15
Revolving credit agreements	-	-	9,000
Share-based liabilities	9,919	10,206	38,400
Accrued expenses and other current liabilities	36,437	37,310	32,524
Total current liabilities	88,974	97,628	120,874
Long-term liabilities:
Revolving credit agreements and other long-term debt	125,122	125,132	100,000
Deferred tax liabilities	47,595	48,554	46,749
Other long-term liabilities	50,038	49,377	53,832
Total liabilities	311,729	320,691	321,455
Stockholders’ equity:
Common stock	8	8	8
Additional paid-in capital	401,802	400,821	397,415
Retained earnings	81,487	77,045	74,188
Accumulated other comprehensive loss	(17,697)	(11,463)	(5,766)
Treasury stock at cost	(29,208)	(29,208)	(7,287)
Total Globe Specialty Metals, Inc. stockholders’ equity	436,392	437,203	458,558
Noncontrolling interest	85,924	85,300	83,871
Total stockholders’ equity	522,316	522,503	542,429
Total liabilities and stockholders’ equity	$834,045	843,194	863,884

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013
Cash flows from operating activities:
Net income	$10,825	12,564	23,593	$23,389	16,768
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	12,761	11,625	11,463	24,386	22,816
Share-based compensation	958	2,079	(261)	3,037	(1,819)
Curtailment gain	-	-	(5,831)	-	(5,831)
Bargain purchase gain	-	-	(29,538)	-	(29,538)
Amortization of deferred financing fees	42	46	53	88	3,577
Unrealized foreign exchange loss (gain)	336	(300)	-	36	-
Deferred taxes	1,475	3,170	(3,405)	4,645	(9,935)
Amortization of customer contract liabilities	(1,831)	(1,896)	(1,636)	(3,727)	(3,366)
Changes in operating assets and liabilities:
Accounts receivable, net	23,551	8,505	6,458	32,056	13,661
Inventories	(25,697)	(13,636)	3,275	(39,333)	14,275
Prepaid expenses and other current assets	(3,319)	2,762	5,416	(557)	12,015
Accounts payable	(5,808)	1,989	2,277	(3,819)	2,513
Accrued expenses and other current liabilities	757	(893)	8,772	(136)	22,188
Other	3,829	(1,126)	2,631	2,703	4,637
Net cash provided by operating activities	17,879	24,889	23,267	42,768	61,961
Cash flows from investing activities:
Capital expenditures	(13,798)	(16,836)	(10,861)	(30,634)	(18,064)
Acquisition of business, net of cash acquired	-	-	(3,800)	-	(3,800)
Proceeds from sale of marketable securities	350	7,005	-	7,355	-
Net cash used in investing activities	(13,448)	(9,831)	(14,661)	(23,279)	(21,864)
Cash flows from financing activities:
Net borrowings (payments) of short-term debt	4	(14)	-	(10)	(269)
Net payments on revolving credit agreements	-	-	-	-	(30,250)
Debt issuance costs	-	-	-	-	(1,080)
Dividend payment	(5,531)	(5,532)	(5,178)	(11,063)	(10,356)
Proceeds from stock option exercises	23	57	-	80	-
Purchase of treasury shares	-	(242)	(7,283)	(242)	(7,283)
Other financing activities	(646)	(646)	(630)	(1,292)	(1,263)
Net cash used in financing activities	(6,150)	(6,377)	(13,091)	(12,527)	(50,501)
Effect of exchange rate changes on cash and cash equivalents	(143)	(78)	(35)	(221)	(708)
Net (decrease) increase in cash and cash equivalents	(1,862)	8,603	(4,520)	6,741	(11,112)
Cash and cash equivalents at beginning of period	106,395	97,792	163,084	97,792	169,676
Cash and cash equivalents at end of period	$104,533	106,395	158,564	$104,533	158,564

Supplemental disclosures of cash flow information:
Cash paid for interest, net	$534	526	850	$1,060	1,859
Cash paid (refunded) for income taxes, net	9,700	212	(4,136)	9,912	(3,536)

GLOBE SPECIALTY METALS, INC.
AND SUBSIDIARIES
Supplemental Statistics
(Unaudited)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013
Shipments in metric tons:
Silicon metal	38,436	39,416	31,631	77,852	63,250
Silicon-based alloys	32,450	33,900	34,985	66,350	65,401
Total shipments*	70,886	73,316	66,616	144,202	128,651

Average selling price ($/MT):
Silicon metal	$2,916	2,807	2,766	$2,861	2,732
Silicon-based alloys	2,030	2,048	1,983	2,039	2,000
Total*	$2,511	2,456	2,355	$2,483	2,360
Average selling price ($/lb.):
Silicon metal	$1.32	1.27	1.25	$1.30	1.24
Silicon-based alloys	0.92	0.93	0.90	0.92	0.91
Total*	$1.14	1.11	1.07	$1.13	1.07

* Excludes by-products and other